REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                    ON INTERNAL CONTROL



Shareholders and Board of Directors
Greenspring Fund, Inc.
Lutherville, Maryland


In planning and performing our audit of the financial statements of Greenspring Fund, Inc. (the "Fund") for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining
internal control.   In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected benefits
and related costs of controls.   Generally, controls that are relevant
to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of
America.   Those controls include the safeguarding of assets against
unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States).   A material weakness is a condition in which the design
or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their
assigned functions.   However, we noted no matters involving internal
control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 2004.

This report is intended solely for the information and use of management and the Board of Directors of Greenspring Fund, Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




						TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
January 12, 2005